POWER OF ATTORNEY

Know all persons by these presents that the undersigned hereby constitutes and appoints each of Aparna Bawa, Jeff True,
Tiffany Hui, Jon Avina, and Calise Cheng, signing individually, the undersigned's true and lawful attorneys-in fact and agents to:

(1) execute for and on behalf of the undersigned, in the undersigned's capacity as an officer, director and/or more than I 0% stockholder of Zoom Video Communications,Inc. (the "Company'), (a) Forms 3, 4, and 5 in accordance with Section l 6(a) of the Securities Exchange Act of 1934, as amended(the"Exchange Act") and the rules thereunder, and (b) Form ID, Uniform Application for Access Codes to File on EDGAR, including Update Passphrase Confirmation, and any other documents necessary or appropriate to obtain codes and passwords enabling the undersigned to make electronic filings with the U.S. Securities and Exchange Commission(the"SEC") of reports required by Section l 6(a) of the Exchange Act;

(2) do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete and execute any suchForm 3, 4, or 5, complete and execute any amendment or amendments there to, and timely file such form with theSEC and any stock exchange or similar authority; and

(3)take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney-infact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such attorney-in-fact's discretion.

The undersigned hereby grants to each such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in-fact's substitute or substitutes, shall lawfully door cause to be done by virtue of this power of attorney and the rights and powers herein granted. The undersigned acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, are not assuming, nor is the Company assuming, any of the undersigned's responsibilities to comply wi1h Section 16of theSecurities Exchange Act of 1934.
This Power of Attorney shall remain in full force and effect until the earliest to occur of (a) the undersigned is no longer required to file Forms 3, 4 and 5 with respect to the undersigned's holding; of and transactions in securities issued by the Company, (b)revocation by the undersigned in a signed writing delivered to the foregoing attorneys-in-factor(c)as to any attorney-in-fact individually, until such attorney in-fact is no longer employed by the Company or Cooley LLP.

IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 18 day of February, 2022.

/s/ William R. McDermott
William R. McDermott